Exhibit 99.1

NeuroOne Reports First Quarter Fiscal Year 2022 Financial Results and Provides Corporate Update

EDEN PRAIRIE, Minn., February 14, 2022 (PR Newswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) ("NeuroOne" or the "Company"), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders today announces its operating results for the first quarter of fiscal year 2022 ended December 31, 2021.

First Quarter and Recent Business Updates

•	Submitted clearance request to FDA for less than 30-day use of NeuroOne’s Evo® sEEG Electrode, which has already been 510(k) cleared for temporary (less than 24 hours) use

•	Exhibited our Evo cortical electrode product family at the American Epilepsy Society Meeting in Zimmer Biomet’s booth

•	Presented poster with the following title at American Epilepsy Society (AES) annual meeting in December 2021: “First FDA-cleared thin film electrode for intracranial recording and monitoring of brain activity – device testing and initial clinical use.”

•	Surpassed five years of accelerated aging testing for recording electrodes

•	Received initial stocking orders from Zimmer Biomet for EVO sEEG electrodes

•	Appointed Chad Wilhelmy as Vice President of Quality Control and Regulatory Affairs

•	NeuroOne featured on “The Medical Alley” Podcast in December 2021

•	Closed on an underwritten registered public offering of 4,172,057 shares of its common stock at a price of $3.20 per share with gross proceeds of $13.35 million

Dave Rosa, CEO of NeuroOne commented, "During and subsequent to our fiscal first quarter, we made significant advancements across our product portfolio. We submitted a request to the FDA for additional regulatory clearance of our Evo sEEG labeling for longer term use. We submitted responses on February 9, 2022, to questions from the FDA regarding our submission and the FDA acknowledged receipt of our response on February 10, 2022. We remain ready to fulfill our initial stocking order to Zimmer Biomet upon an FDA clearance. Product shipment following FDA clearance of our sEEG product family also qualifies the Company for an additional milestone payment from our distribution partner, Zimmer Biomet. Additionally, we advanced development of our ablation electrode, and are focused on having complete system prototypes by the end of the third calendar quarter of 2022 and submitting for 510(k) clearance in early 2023. We also reported progress with our advanced aging testing to support our next generation electrodes for chronic use, which we believe will address multi-billion-dollar markets. Furthermore, we bolstered our balance sheet with a $13.35 million public offering. In summary, we have strengthened our financial position with several commercial and development value catalysts."

Upcoming Targeted Milestones

•	Evo sEEG Depth Diagnostic Electrode

○	Commercial ready in early 2022, pending additional regulatory clearance of sEEG labeling for less than 30-day use, which will allow for product shipment and trigger a milestone payment from Zimmer Biomet for the licensing fee

•	RF Ablation Therapeutic system

○	Generator prototype expected by the end of the third calendar quarter of 2022
○	Completion of additional feasibility testing planned
○	Submit application for FDA 510(k) clearance in early calendar 2023
○	Commercialize the RF System with RF Ablation capable SEEG Electrode in the first half of 2023 following FDA approval, if received

•	Chronic Use Electrode

○	Report additional accelerated aging test results for chronic stimulation electrodes before the end of March 2022

First Quarter of Fiscal 2022 Financial Results

Product revenue was $34,000 in the first quarter of fiscal 2022 compared to product revenue of $71,000 in the first quarter of fiscal 2021.  Collaboration revenue was $6,000 in the first quarter of fiscal 2022, compared to collaboration revenue of $22,000 in the first quarter of fiscal 2021. Collaboration revenue was derived from the Zimmer Development Agreement and represented the portion of the upfront initial development fee payment eligible for revenue recognition as of December 30, 2021.

Total operating expenses in the first quarter of fiscal 2022 were $2.8 million, compared with $2.1 million in the same period of the prior year. R&D expense in the first quarter of fiscal 2022 was $1.1 million, compared with $0.9 million in the same period of fiscal 2021. SG&A expense in the first quarter of fiscal 2022 was $1.7 million, compared with $1.2 million in the prior year period.

Net loss was $2.8 million for the first quarter of fiscal 2022, compared to a net loss of $2.0 million in the first quarter of fiscal 2021.

As of December 31, 2021, the Company had cash of $16.2 million, compared to $6.9 million at September 30, 2021. The cash balance at December 31, 2021 includes proceeds from an underwritten registered public offering of 4,172,057 shares of common stock at a price of $3.20 per share, resulting in gross proceeds of approximately $13.35 million.

The Company had no debt outstanding at December 31, 2021.

Conference Call Information

Event Date:

February 14, 2022 - 4:30 PM Eastern Time

Participant Numbers:

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 502618

Event Webcast URL: https://www.webcaster4.com/Webcast/Page/2821/44395

Replay Number: Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 44395
Event Webcast Replay URL: https://www.webcaster4.com/Webcast/Page/2821/44395

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson's disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. For more information, visit https://www.n1mtc.com .

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "target," "seek," "contemplate," "continue, "focused on," "committed to" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company's ablation electrode technology program, applications for, or receipt of, regulatory clearance, the timing and extent of product launch and commercialization of our technology, expected milestone payments, clinical and pre-clinical testing, what the future may hold for electrical stimulation and NeuroOne's potential role, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all, whether due to supply chain disruptions, labor shortages, the impact of COVID-19 or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company's capital requirements to achieve its business objectives and ability to raise additional funds; the risk that the COVID-19 pandemic will continue to adversely impact our business; the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading "Risk Factors" in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

“Caution: Federal law restricts this device to sale by or on the order of a physician”